UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF
HAWAIIAN HOLDINGS, INC. DATED APRIL 10, 2015
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2015

The Board of Directors (the “Board”) of Hawaiian Holdings, Inc. (the “Company”) previously approved, subject to stockholder approval, the Hawaiian Holdings, Inc. 2015 Stock Incentive Plan (the “Plan”). On or about April 10, 2015, the Company made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Annual Meeting of Stockholders to be held on May 21, 2015 (the “Annual Meeting”), including a proposal to approve the Plan (Proposal Number 3). As more fully set forth in the Proxy Statement, the Plan will replace the Company’s current 2005 Stock Incentive Plan.

After making the Proxy Statement available to its stockholders, the Company was informed by Institutional Shareholder Services Inc. (“ISS”) that ISS recommended that stockholders vote against Proposal 3 because the Plan, as originally proposed, did not require a minimum exercise price for non-qualified stock options or stock appreciation rights.

On May 12, 2015, the Compensation Committee of the Board of Directors of the Company approved an amendment to the Plan, to require that all options and stock appreciation rights granted under the Plan have an exercise price equal to no less than the fair market value of the Company’s common stock on the date of grant.

There are no other changes to the Plan as amended. The Plan, as amended, will be presented for stockholder approval at the Annual Meeting.

A copy of the Plan, as amended, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 12, 2015 with the Securities and Exchange Commission, a free copy of which may be obtained at the SEC’s website, www.sec.gov.

Any vote “FOR” or “AGAINST” the Plan using the proxy card made available previously by the Company or over the Internet or by telephone will be counted as a vote “FOR” or “AGAINST” the Plan as amended as described above. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date or by the Internet, by telephone, by mail (if permitted by a broker, bank or other nominee) or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Proxy Statement. If any stockholder would like a new proxy card or has any questions, he or she should contact the Company at (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Hoyt Zia.

This Supplement to the Proxy Statement is first being released to stockholders on or about May 12, 2015, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By order of the Board of Directors,

/s/ Hoyt H. Zia

Hoyt H. Zia
Secretary

Dated: May 12, 2015